FIRST AMENDMENT TO

FUND PFO/TREASURER AGREEMENT

This first amendment (“Amendment”) to the Fund PFO/Treasurer Agreement (the “Agreement”) dated as of January 8, 2021 by and between JOHCM Funds Trust on behalf of each of its series (“Series”) and Foreside Fund Officer Services, LLC (“Foreside”) is entered into as of September 24, 2021 (the “Effective Date”).

WHEREAS, Series and Foreside (“Parties”) desire to amend Appendix A to the Agreement to reflect the addition of three Funds; and

WHEREAS, Section 12(i) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.

Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto which reflects the addition of: TSW Emerging Markets Fund; TSW High Yield Bond Fund; and TSW Large Cap Value Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

JOHCM FUNDS TRUST		FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Jonathan Weitz	By:	/s/ Charles S. Todd
Name:	Jonathan Weitz	Name:	Charles S. Todd
Title:	President	Title:	Vice President

Appendix A

Dated as of September 24, 2021

Series of JOHCM Funds Trust subject to this Agreement

JOHCM Credit Income Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Small Mid Cap Equity Fund

JOHCM Global Income Builder Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

JOHCM International Small Cap Equity Fund

Regnan Global Equity Impact Solutions

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund